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                                                                    EXHIBIT 10.1

                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT dated as of March 13, 1998, by and between CLAUDIA NEWMAN HIRSCH ("Seller") and QUINTEL ENTERTAINMENT, INC., a Delaware corporation (the "Company"),

                              W I T N E S S E T H :

         WHEREAS, Seller owns the Shares (as hereinafter defined); and

         WHEREAS, the Company desires to purchase from Seller, and Seller desires to sell to the Company, the Shares, on the terms and subject to the conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

         1. Certain Definitions.

                  1.1. "Affiliate" of a Person means another Person directly or indirectly controlling, controlled by, or under common control with, such Person; for this purpose, "control" of a Person means the power (whether or not exercised) to direct the policies, operations or activities of such Person by virtue of the ownership of, or right to vote or direct the manner of voting of, securities of such Person, or pursuant to agreement or law or otherwise.

                  1.2. "Business" means the business of providing telecommunications products or services or telephone entertainment services, in each case, of the type provided or contemplated by management of the Company at any time during the preceding 12 months, paging, voice mail, long-distance telephone services, prepaid and other mobile cellular telephone services, secured credit cards and internet telephony, or marketing and operating membership clubs pertaining to astrology, psychics, diet services, personals or any other subject matter with which the Company has been engaged during the preceding 12 months.

                  1.3. "Common Stock" means the common stock, par value $.001 per share, of the Company.

                  1.4. "Person" includes without limitation a natural person, corporation, joint stock company, limited liability company, partnership, joint venture, association, trust, government, governmental authority, agency or instrumentality, or any group of the foregoing acting in concert.
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                  1.5. "Proceeding" means any action, suit, investigation or proceeding at law or in equity.

                  1.6. "Purchase Price" means $8,165,000.

                  1.7. "Purchase Price Balance" means $165,000.

                  1.8. "Shares" means 1,969,601 shares of Common Stock owned of record by Seller.

                  1.9. "Trade Right" means a patent, claim of copyright, trademark, trade name, brand name, service mark, logo, symbol, trade dress or design, or representation or expression of any thereof, or registration or application for registration thereof, or any other invention, trade secret, technical information, know-how, proprietary right or intellectual property.

         2. Purchase of the Shares.

                  2.1. Concurrently herewith, Seller is selling, assigning, transferring and delivering to the Company all of the Shares; and Seller is delivering to the Company the certificate(s) representing the Shares, together with a stock power duly executed for transfer in blank, and with stamps affixed thereto evidencing payment in full of any applicable stock transfer, documentary, excise or similar tax payable by reason of the sale of the Shares pursuant hereto.

                  2.2. As payment in full for the Shares, the Company is paying the Purchase Price to Seller, by federal funds wire transfer of such amount to the account previously designated by Seller, as follows:

                           (a)      $8,000,000, concurrently herewith; and

                           (b) the Purchase Price Balance in 12 consecutive monthly installments of $13,750, beginning on April 13, 1998.

         3. Additional Agreements.

                  3.1. Concurrently herewith, the Employment Agreements effective October 1, 1995 and dated as of January 5, 1998, respectively, between the Company and Seller, and Seller's employment thereunder, are hereby terminated as of the close of business on the date hereof. Seller shall have no right to receive any salary, bonus or incentive compensation, perquisites, or employee benefits thereunder with respect to any period commencing after the date hereof.


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                  3.2. Seller and the Company acknowledge that, for the purpose of Section 11 of the Company's Amended and Restated 1996 Stock Option Plan, the termination of Seller's employment by the Company pursuant hereto is not voluntary and not for cause.

                  3.3. Concurrently herewith, Seller is resigning as a director of, and from all offices she has heretofore held with, the Company or any Affiliate thereof.

                  3.4. Each party hereto hereby irrevocably and unconditionally releases and discharges the other party hereto from each and every obligation or liability of any nature whatsoever based upon or arising in connection with Seller's employment by, or her serving as a director, officer or agent of the Company or any Affiliate thereof, or her acquisition, ownership or disposition of any Common Stock or other securities of the Company or any Affiliate thereof (other than the sale of the Shares to the Company hereunder), pursuant to any agreement, prior practice, law or otherwise, and waives each and every claim, cause of action, right or remedy that such party may have had or asserted, or now at any time hereafter have or be entitled to assert to enforce the same or otherwise relating thereto, except that nothing herein shall relieve the Company from any otherwise existing indemnity obligations to Seller relating to her services as a director or officer of the Company or an Affiliate thereof in accordance with the Company's or such Affiliate's by-laws or insurance coverage.

         4. Certain Representations of Seller.

                  4.1. Seller acknowledges that she has served as a director and executive officer of the Company; that, as such, she has had unlimited access to the books and records of the Company and opportunity to confer with its personnel as to all matters relating to the Company's assets, operations and prospects; that she is fully acquainted with all matters relating to the Company; and that, based on the foregoing, she has made a thoroughly informed judgment as to the value of the Shares and has made her own determination to voluntarily sell the same to the Company under the terms and conditions hereof. Concurrently herewith, Seller is delivering a side letter to the Company referring to certain specific transactions which may affect the value of the Shares and with which Seller is familiar.

                  4.2. Seller represents and warrants to the Company that she owns the Shares beneficially and of record, free and clear of all liens, charges, encumbrances and adverse interests of any nature whatsoever, and has the full right and power to sell, assign, transfer and deliver the Shares to the Company hereunder.

         5. Certain Covenants of Seller.

                  5.1. From and after the date hereof and for a period of two years hereafter, Seller shall not directly or indirectly (a) engage in the Business, or serve as a partner, member, manager, director, officer or employee of, or consultant or advisor to, or in any


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manner own, control, manage, operate or otherwise participate or invest in, or be connected with, any Person that engages in the Business in or from the United States of America, or authorize the use of her name in connection therewith, or
(b) for herself or on behalf of any other Person, employ, engage or retain any Person who at any time during the preceding 12-month period shall have been an employee of the Company, or contact any supplier, customer or employee of the Company for the purpose of soliciting or diverting any such supplier, customer or employee from the Company. The foregoing provisions notwithstanding, Seller may invest her funds in securities of an issuer if the securities of such issuer are listed for trading on a registered securities exchange or actively traded in the over-the-counter market and Seller's and all of Seller's Affiliates aggregate holdings therein represent less than 3% of the total number of shares or principal amount of the securities of such issuer then outstanding. Seller acknowledges that the provisions of this Section, and the period of time, geographic area and scope and type of restrictions on her activities set forth herein, are reasonable and necessary for the protection of the Company and are an essential inducement to the Company's purchase of the Shares.

                  5.2. David Hirsch shall be bound by the provisions of Section
5.1 in the same manner and to the same extent as Seller, except that no provision thereof shall prevent him from (a) engaging in the businesses described in Exhibit A hereto or (b) engaging in internet telephony, other than the marketing of internet telephony directly to consumers (which marketing activities are prohibited hereunder). David Hirsch acknowledges and confirms that he is Seller's husband, that he is an Affiliate of Seller, that he will receive a substantial and direct pecuniary benefit from the transactions contemplated by this Agreement, including without limitation the purchase of the Shares by the Company pursuant hereto, and that his agreement to the restrictions on his activities as provided in this Section is an essential condition and inducement to the Company's entering into this Agreement with Seller and its purchase of the Shares hereunder.

                  5.3. From and after the date hereof, Seller shall keep absolutely confidential all information relating to or concerned with the Business, including without limitation all Trade Rights of the Company and its Affiliates, product and pricing information, customer and supplier lists, marketing and sales data and strategies, legal and regulatory compliance issues, operational issues relating to 800 and 900 telephone numbers, consumer issues, personnel and financing and tax matters. Seller acknowledges that the confidentiality of all such information is absolutely essential to the operation by the Company of the Business. Seller shall not, at any time after the date hereof, use or disclose to any Person any such information, without the Company's prior written consent, except as may be required by law (in which case Seller shall promptly give notice to the Company of any demand, subpoena, order or legal process requiring disclosure so that the Company may oppose such disclosure or seek a protective order or other confidential treatment of such information), unless (a) Seller can demonstrate that such information was already known to such Person without any breach or violation of any confidentiality agreement for the benefit of the Company or (b) such information was otherwise generally known to the public.


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                  5.4. Seller shall not, at any time after the date hereof,
directly or indirectly disparage or demean, or make, encourage, support or concur in any statement (written or oral) which disparages or demeans in any manner, whether for a commercial purpose or otherwise, the Company or any stockholder, director, officer, employee or agent thereof.

         6. Miscellaneous.

                  6.1. Survival of Representations and Warranties. The representations and warranties of each party herein shall survive the Closing, notwithstanding any investigation or inquiry made by the other party.

                  6.2. Fees and Expenses. Each party hereto shall bear such fees and expenses as may be incurred by it in connection with this Agreement and the transactions contemplated hereby.

                  6.3. Notices. Any notice or demand required or permitted to be given or made hereunder to or upon either party hereto shall be deemed to have been duly given or made for all purposes if (a) in writing and sent by (i) messenger or an overnight courier service against receipt, or (ii) certified or registered mail, postage paid, return receipt requested, or (b) sent by telegram, telecopy, telex or similar electronic means, provided that a written copy thereof is sent on the same day by postage-paid first-class mail, to such party at the following address:

to the Company at:         Quintel Entertainment, Inc.
                           One Blue Hill Plaza
                           Pearl River, New York 10965
                           Attention:  President
                           Fax: (914) 620-1717

with a copy to:            Feder, Kaszovitz, Isaacson,
                             Weber, Skala & Bass LLP
                           750 Lexington Avenue
                           New York, New York 10022
                           Attn: Murray L. Skala, Esq.
                           Fax: (212) 888-7776

to Seller at:              Claudia Newman Hirsch
                           101 West 79th Street, Apt. 22A
                           New York, New York 10024

with a copy to:            Skadden, Arps, Slate, Meagher & Flom LLP
                           919 Third Avenue
                           New York, New York 10022
                           Attn: Phyllis Korff, Esq.
                           Fax: (212) 735-3664


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or such other address as either party hereto may at any time, or from time to time, direct by notice given to the other party in accordance with this Section. The date of giving or making of any such notice or demand shall be, in the case of clause (a) (i), the date of the receipt; in the case of clause (a) (ii), five business days after such notice or demand is sent; and, in the case of clause
(b), the business day next following the date such notice or demand is sent.

                  6.4. Amendment. Except as otherwise provided herein, no amendment of this Agreement shall be valid or effective, unless in writing and signed by or on behalf of the parties hereto.

                  6.5. Waiver. No course of dealing or omission or delay on the part of either party hereto in asserting or exercising any right hereunder shall constitute or operate as a waiver of any such right. No waiver of any provision hereof shall be effective, unless in writing and signed by or on behalf of the party to be charged therewith. No waiver shall be deemed a continuing waiver or waiver in respect of any other or subsequent breach or default, unless expressly so stated in writing.

                  6.6. Governing Law. This Agreement shall be governed by, and interpreted and enforced in accordance with, the laws of the State of New York without regard to principles of choice of law or conflict of laws.

                  6.7. Jurisdiction. Each of the parties hereto hereby irrevocably consents and submits to the jurisdiction of the Supreme Court of the State of New York and the United States District Court for the Southern District of New York in connection with any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, waives any objection to venue in the County of New York, State of New York, or such District, and agrees that service of any summons, complaint, notice or other process relating to such Proceeding may be effected in the manner provided by clause (a) (ii) of Section 6.3.

                  6.8. Remedies. In the event of any actual or prospective breach or default by either party hereto, the other party shall be entitled to equitable relief, including remedies in the nature of rescission, injunction and specific performance. All remedies hereunder are cumulative and not exclusive, and nothing herein shall be deemed to prohibit or limit either party from pursuing any other remedy or relief available at law or in equity for such actual or prospective breach or default, including the recovery of damages.

                  6.9. Severability. The provisions hereof are severable and in the event that any provision of this Agreement shall be determined to be invalid or unenforceable in any respect by a court of competent jurisdiction, the remaining provisions hereof shall not be affected, but shall, subject to the discretion of such court, remain in full force and effect, and any invalid or unenforceable provision shall be deemed, without further action on the part of the parties hereto, amended and limited to the extent necessary to render the same valid and enforceable.


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                  6.10. Counterparts. This Agreement may be executed in
counterparts, each of which shall be deemed an original and which together shall constitute one and the same agreement.

                  6.11. Further Assurances. Each party hereto shall promptly execute, deliver, file or record such agreements, instruments, certificates and other documents and perform such other and further acts as the other party hereto may reasonably request or as may otherwise be necessary or proper to consummate and perfect the transactions contemplated hereby.

                  6.12. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is not intended, and shall not be deemed, to create or confer any right or interest for the benefit of any Person not a party hereto.

                  6.13. Assignment. This Agreement, and each right, interest and obligation hereunder, may not be assigned by either party hereto without the prior written consent of the other party hereto, and any purported assignment without such consent shall be void and without effect.

                  6.14. Titles and Captions. The titles and captions of the Sections of this Agreement are for convenience of reference only and do not in any way define or interpret the intent of the parties or modify or otherwise affect any of the provisions hereof.

                  6.15. Grammatical Conventions. Whenever the context so requires, each pronoun or verb used herein shall be construed in the singular or the plural sense and each capitalized term defined herein and each pronoun used herein shall be construed in the masculine, feminine or neuter sense.

                  6.16. References. The terms "herein," "hereto," "hereof," "hereby," and "hereunder," and other terms of similar import, refer to this Agreement as a whole, and not to any Section or other part hereof.

                  6.17. No Presumptions. Each party hereto acknowledges that it has participated, with the advice of counsel, in the preparation of this Agreement. No party hereto is entitled to any presumption with respect to the interpretation of any provision hereof or the resolution of any alleged ambiguity herein based on any claim that the other party hereto drafted or controlled the drafting of this Agreement.

                  6.18. Entire Agreement. This Agreement (including the side letter referred to in Section 4.1) embodies the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes any prior agreement, commitment or arrangement relating thereto.


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         IN WITNESS WHEREOF, Seller and the Company, by its duly authorized officer, have duly executed this Agreement on the date set forth in the Preamble hereto.

QUINTEL ENTERTAINMENT, INC.

By:      /S/ JEFFREY L. SCHWARTZ             /S/ CLAUDIA NEWMAN HIRSCH
         Name: JEFFREY L. SCHWARTZ           CLAUDIA NEWMAN HIRSCH
         Title:   Chairman

The undersigned agrees to the provisions of Section 5.2 hereof.

/S/ DAVID HIRSCH
DAVID HIRSCH


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                                  EXHIBIT A
                                  ---------


INTERNET CONNECTIVITY

     --   HOOKING CLIENTS UP TO THE INTERNET VIA T1 CONNECTION,
          FRAME RELAY CONNECTION AND DEDICATED CIRCUITS

     --   RESELLER OF THE ABOVE CONNECTIONS

ALL TYPES OF MICROSOFT AND NOVELL HARDWARE AND SOFTWARE ENGINEERING

CUSTOM DATABASE DEVELOPMENT FOR BUSINESSES

WEBSITE DEVELOPMENT WHICH INCLUDES INTRANET DEVELOPMENT AND
EXTRANET DEVELOPMENT

TELEPHONE PC AND ENGINEERING HELPDESKS

IMPLEMENTATION OF INTERNET TELEPHONY

COMPUTER CONSULTING SERVICES